UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported)

November 7, 2012
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DEVRY INC.
(Exact name of registrant as specified in its charter)
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Delaware	1-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3005 Highland Parkway Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

(630) 515-7700
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change to Fiscal Year.

DeVry Inc. (“DeVry”) held its Annual Meeting of Shareholders on November 7, 2012 (the “Annual Meeting”).  For more information on the proposals presented at the meeting, see the Proxy Statement, the relevant portions of which are incorporated herein by reference.

At the Annual Meeting, shareholders approved an amendment to DeVry’s Restated Certificate of Incorporation (the “Amendment”) to declassify DeVry’s Board of Directors by 2015.  The Amendment was filed with the Secretary of State of the State of Delaware on November 7, 2012 became effective immediately upon filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The shareholders elected each of the four nominees as Class III Directors to serve until the 2015 Annual Meeting of Shareholders or until their successors are elected and qualified:

Director	Affirmative Votes	Votes Withheld	Broker Non-Votes
Darren R. Huston	53,295,033	903,356	4,142,609
William T. Keevan	52,685,036	1,513,353	4,142,609
Lyle Logan	53,189,120	1,009,269	4,142,609
Alan G. Merten	53,054,741	1,143,648	4,142,609

The shareholders ratified the appointment of PricewaterhouseCoopers, LLP as the independent registered public accounting firm for DeVry for fiscal year 2013:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
57,674,340	643,230	23,428	N/A

The shareholders approved the amendment of DeVry’s Restated Certificate of Incorporation to declassify DeVry’s Board of Directors by 2015:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
54,132,276	22,809	43,304	4,142,609

The shareholders in an advisory vote approved the compensation of DeVry’s named executive officers, as described in DeVry’s Proxy Statement:

Affirmative Votes	Votes Against	Abstain	Broker Non-Votes
53,548,735	610,044	39,610	4,142,609

Item 9.01	Financial Statements and Exhibits.

3.1           Amendment to Restated Certificate of Incorporation, dated November 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVRY INC.
(Registrant)

Date: November 7, 2012	By:	/s/ Patrick J. Unzicker
Patrick J. Unzicker
Vice President, Finance and Chief Accounting Officer

EXHIBIT INDEX

Exhibit Number	Description
3.1	Amendment to Restated Certificate of Incorporation, dated November 7, 2012.